UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Citius Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, NJ 07016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 10, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citius Pharmaceuticals, Inc. The meeting will be held on Monday, March 10, 2025 at 8:00 a.m. (Eastern time) at the Company’s headquarters at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016, for the following purposes:

1.	To elect seven directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve on a non-binding advisory basis our executive compensation;

3.	To approve an amendment to our Articles of Incorporation to increase the authorized number of shares from 26,000,000 to 260,000,000 and the authorized number of common shares from 16,000,000 to 250,000,000;

4.	To ratify the selection of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for the year ending September 30, 2025;

5.	To approve the adjournment of the Annual Meeting, if necessary, to permit further solicitation and vote of proxies, if there are not sufficient votes at the time of the Annual Meeting or any adjournment or postponement thereof to approve one or more of the proposals presented at the Annual Meeting; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the Annual Meeting is January 14, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Leonard Mazur
Director, Chief Executive Officer and Chairman

You are required to register in advance of the Annual Meeting if you plan to attend the Annual Meeting in person. If you wish to register in advance of the Annual Meeting, please contact Jaime Bartushak by no later than March 3, 2025, by e-mail (jbartushak@citiuspharma.com), telephone (908-967-6677 x103) or by mail at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016.

You are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your vote is important, no matter how many shares you owned on the record date. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MARCH 10, 2025.

Our proxy statement and Annual Report on Form 10-K for the year ended September 30, 2024 are available at https://www.proxyvote.com.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the Annual Meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

CITIUS PHARMACEUTICALS, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held March 10, 2025

i

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, NJ 07016

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

MARCH 10, 2025

Information Concerning Solicitation and Voting

This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Citius Pharmaceuticals, Inc. (“Citius”, the “Company”, “we”, “our”, or “us”) in connection with the 2025 Annual Meeting of stockholders of the Company to be held on Monday, March 10, 2025 at 8:00 a.m. (Eastern time) at the Company’s headquarters located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 (the “Annual Meeting”).

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice of meeting, this proxy statement, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about January 27, 2025. We mailed a Notice of Internet Availability of Proxy Materials on or about January 27, 2025 to our stockholders of record and beneficial owners as of January 14, 2025, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request. The proxy materials and the accompanying Annual Report on Form 10-K are available at https://www.proxyvote.com.

To ensure an orderly meeting, you are required to register in advance of the Annual Meeting if you plan to attend the Annual Meeting in person. If you wish to register in advance of the Annual Meeting, please contact Jaime Bartushak no later than March 3, 2025 by email (jbartushak@citiuspharma.com), telephone (908-967-6677 x103) or U.S. mail at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016.

VOTING SECURITIES

The close of business on January 14, 2025 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 8,593,433 shares of common stock, each of which is entitled to one vote on each matter at the Annual Meeting.

Pursuant to Nevada law, the vote of a majority of shares of common stock outstanding and entitled to vote on the record date will be required to approve an amendment to our Articles of Incorporation approve the increase of authorized shares from 16,000,000 to 250,000,000 shares, Pursuant to the Company’s bylaws, the vote of a majority of shares of common stock either present in person or represented by proxy and entitled to vote will be required to (i) elect directors, (ii) approve on a non-binding advisory basis our executive compensation, (iii) ratify the selection of the independent auditors for the fiscal year ending September 30, 2025, and (iv) to approve the adjournment of the Annual Meeting, if necessary, to permit further solicitation and vote of proxies, if there are not sufficient votes at the time of the Annual Meeting or any adjournment or postponement thereof to approve one or more of the proposals presented at the Annual Meeting (the “Adjournment Proposal”).

The presence, in person or by properly executed proxy, of the holders of shares of common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Holders of shares of common stock represented by a properly signed, dated and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Annual Meeting as to any proposal as to which the brokers do not have voting instructions or discretion to vote on routine matters. These missing votes are known as “broker non-votes.”

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. We plan to retain Morrow Sodali as proxy solicitor to assist in the solicitation of proxies for a fee of approximately $15,000. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any compensation for solicitation activities. We will, upon request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We mailed a Notice of Internet Availability of Proxy Materials and provided access to these proxy materials because the Board of Directors of Citius Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2025 Annual Meeting of stockholders. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. The meeting will be held on Monday, March 10, 2025 at 8:00 a.m. (Eastern time) at the Company’s headquarters located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions in the Notice of Internet Availability of Proxy Materials to vote via the Internet, by telephone or by mail.

How do I attend the Annual Meeting?

To ensure an orderly meeting, you are required to register in advance of the Annual Meeting if you plan to attend the Annual Meeting in person. If you wish to register in advance of the Annual Meeting, please contact Jaime Bartushak no later than March 3, 2025 by email (jbartushak@citiuspharma.com), telephone (908-967-6677 x103) or by mail at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 14, 2025, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On January 14, 2025, there were 8,593,433 shares of common stock (each entitled to one vote) outstanding.

Stockholder of Record: Shares Registered in Your Name

If on January 14, 2025, your shares of our common stock were registered directly in your name with our transfer agent, Vstock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy via the Internet, by telephone, or by mail. Whether or not you plan to attend the meeting, we urge you to vote, in whatever manner you prefer, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 14, 2025, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote at the Annual Meeting:

1.	to elect seven directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve on a non-binding advisory basis our executive compensation;

3.	To approve an amendment to our Articles of Incorporation to increase the authorized number of shares from 26,000,000 to 260,000,000 and the authorized number of common shares from 16,000,000 to 250,000,000;

4.	To ratify the selection of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for the fiscal year ending September 30, 2025; and

5.	To approve the Adjournment Proposal.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxy card or voter instruction card will vote the shares they represent using their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of January 14, 2025.

What is the quorum requirement?

A majority of our outstanding shares of common stock entitled to vote as of the record date must be present at the
Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

●	are present and entitled to vote in person at the Annual Meeting;

●	properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting; or

●	do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

If you are present in person or by proxy at the Annual Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this proxy statement identify the votes needed to approve or ratify the proposed actions. See also “How many votes are needed to approve each Proposal?”

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy via the Internet, by telephone or by mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote, in whatever manner you prefer, to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted via the Internet, by telephone or by mail. You may vote as follows:

●	Via the Internet by accessing the proxy materials on the secure website https://www.proxyvote.com and following the voting instructions on that website;

●	Via telephone by calling toll free 1-800-690-6903 in the United States or outside the United States and following the recorded instructions;

●	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request; or

●	To vote in person, register for and attend the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided to you a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How are votes counted?

You may vote “FOR” or “WITHHOLD” (i) on the election of seven directors to serve until the 2026 Annual Meeting of Stockholders, and you may vote “FOR,” “AGAINST” or “ABSTAIN” (ii) to approve on a non-binding advisory basis our executive compensation, (iii) to approve an amendment to our Articles of Incorporation to increase the authorized number of shares from 26,000,000 to 260,000,000 and the authorized number of common shares from 16,000,000 to 250,000,000, (iv) on the proposal to ratify the selection of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for the fiscal year ending September 30, 2025, and (v) to approve the Adjournment Proposal.

If you mail your proxy, vote via the Internet or by telephone, but withhold or abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you withheld or abstained from voting. If you abstain or withhold from voting on a proposal, your abstention or withheld vote has the same effect as a vote against that proposal. See “How many votes are needed to approve each Proposal?”

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, your brokerage firm may still be able to vote your shares with respect to “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Your broker does not have discretionary authority to vote shares for the election of directors or for the approval on a non-binding advisory basis our executive compensation. Your broker does have discretionary authority to vote on the approval of the amendment to our Articles of Incorporation to increase the authorized number of shares from 26,000,000 to 260,000,000 and the authorized number of common shares from 16,000,000 to 250,000,000, the proposal relating to the ratification of the selection of the accounting firm and the Adjournment Proposal. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposals 3, 4 and 5.

How many votes are needed to approve each Proposal?

Proposal	Vote Required	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes

Election of seven members to our Board of Directors	A majority of the votes represented at the meeting and entitled to vote.	Vote against	None
Approve on a non-binding advisory basis our executive compensation;	A majority of the votes represented at the meeting and entitled to vote.	Vote against	None
Approval of an Amendment to our Articles of Incorporation to increase the authorized number of shares from 26,000,000 to 260,000,000 and the authorized number of common shares from 16,000,000 to 250,000,000	A majority of the shares entitled to vote at the meeting.	Vote against	No broker non-votes are expected
Ratification of the selection of Wolf & Company, P.C., an Independent Registered Public Accounting Firm, as the auditor for our Fiscal Year Ending September 30, 2025	A majority of the votes represented at the meeting and entitled to vote.	Vote against	No broker non-votes are expected
Approval of the Adjournment Proposal	A majority of the votes represented at the meeting and entitled to vote.	Vote against	No broker non-votes are expected

Can I change my vote after submitting my proxy, voting via the Internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

●	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM Eastern time on March 9, 2025.

●	You may submit another properly completed proxy card with a later date.

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Citius Pharmaceuticals, Inc., 11 Commerce Drive, First Floor, Cranford, New Jersey 07016.

●	You may register for and attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy from them as described in the answer to the question above “How do I vote?”.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. Please vote your shares via the Internet, by telephone or by mail for each Notice of Internet Availability of Proxy Materials you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

All of the expenses involved in preparing, assembling and mailing the proxy materials and all costs of soliciting proxies will be paid by us. We plan to retain Morrow Sodali as proxy solicitor to assist in the solicitation of proxies for a fee of approximately $15,000. In addition to the delivery of the Notice of Internet Availability of Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone, by facsimile, by electronic mail or by other means of communication. We will not pay our directors, officers and employees any compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the Board of Directors shall be not less than six and may consist of such larger number as may be determined from time to time by the Board. The Board has set the number of directors at seven. There are seven directors presently serving on our Board, and the number of directors to be elected at the Annual Meeting is seven; all of the nominees currently serve on the Board. Each elected director will serve until the Company’s 2026 Annual Meeting of Stockholders or until a successor is elected and qualified.

The Board of Directors has determined that directors Suren Dutia, Dr. Eugene Holuka, Dennis M. McGrath, Robert Smith and Carol Webb are independent under the applicable Nasdaq listing standards. The Board has determined that director Leonard Mazur, Chief Executive Officer, Executive Chairman and Secretary, and Myron Holubiak, Executive Vice Chairman, are not independent under that definition due to being employed by the Company. In addition to the specific bars to independence set forth in the applicable rules, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years. None of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, a proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Biographical and certain other information concerning the Company’s nominees for election to the Board of Directors is set forth below. Except as indicated below in their respective biographies, none of our directors is a director in any other reporting company. We are not aware of any proceedings to which any of our directors or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Director Nominees

The following sets forth information concerning our director nominees as of January 14, 2025:

Name	Age
Leonard Mazur	79
Myron Holubiak	77
Suren Dutia	82
Dr. Eugene Holuka	65
Dennis M. McGrath	67
Robert Smith	64
Carol Webb	78

Leonard Mazur

Leonard Mazur is the Executive Chairman and Secretary of the Company and has been a member of the Board of Driectors since September 2014 and in May 2022 became the Chief Executive Officer. Mr. Mazur also serves as and President and Chief Executive Officer of our majority-owned subsidiary, Citius Oncology, Inc. (“Citius Oncology”), and as the Secretary of our majority-owned subsidiary, NoveCite, Inc. (“NoveCite”), and provides other guidance to Citius Oncology and NoveCite. Since August 2021, Mr. Mazur has served on the board of directors of Hillstream BioPharma, Inc. (Nasdaq: HILS), a pre-clinical biotechnology company developing novel therapeutic candidates targeting ferroptosis, an emerging new anti-cancer mechanism resulting in iron mediated cell death for treatment resistant cancers. Mr. Mazur is the co-founder and Vice Chairman of Akrimax Pharmaceuticals, LLC (“Akrimax”), a privately held pharmaceutical company specializing in producing cardiovascular and general pharmaceutical products. Akrimax was founded in September 2008 and has successfully launched prescription drugs while acquiring drugs from major pharmaceutical companies. From January 2005 to May 2012, Mr. Mazur co-founded and served as the Chief Operating Officer of Triax Pharmaceuticals LLC (“Triax”), a specialty pharmaceutical company producing prescription dermatological drugs. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc. (“Genesis”), a dermatological products company that marketed its products through dermatologists’ offices as well as co-promoting products for major pharmaceutical companies. In 2003, Mr. Mazur successfully sold Genesis to Pierre Fabre, a leading pharmaceutical company. Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation as Executive Vice President, ICN Pharmaceuticals, Inc. as Vice President, Sales & Marketing, Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor College, is a recipient of the Ellis Island Medal of Honor and was previously the Chairman of the board of directors of Leonard-Meron Biosciences, Inc. (“LMB”), the Company’s wholly-owned subsidiary. Mr. Mazur received both his B.A. and M.B.A. from Temple University and has served in the U.S. Marine Corps Reserves.

The Board of Directors believes that Mr. Mazur is qualified to serve as a director because of his entrepreneurial experience and marketing knowledge in the pharmaceutical industry.

Myron Holubiak

Myron Holubiak is the Executive Vice Chairman, a position he has held since May 2022, and has been a member of the Board of Directors since October 2015. From October 2015 through April 2022, Mr. Holubiak served as our President and Chief Executive Officer. Mr. Holubiak also serves as Secretary of our majority-owned subsidiary, Citius Oncology, and as the acting Chief Executive Officer of our majority-owned subsidiary, NoveCite. Mr. Holubiak has extensive experience in managing and advising large and emerging pharmaceutical and life sciences companies. Mr. Holubiak was the President of Roche Laboratories, Inc. (“Roche”), a major research-based pharmaceutical company, from December 1998 to August 2001. Prior to that, he held sales and marketing positions at Roche during his 19-year tenure. From September 2002 to July 2016, Mr. Holubiak served on the board of directors and for the last two years was the Chairman of the board of directors of BioScrip, Inc. (“BioScrip”) (Nasdaq: BIOS). BioScrip is a leading national provider of infusion and home care management solutions. Since July 2010, Mr. Holubiak has served as a member of the board of directors of Assembly Biosciences, Inc. (“Assembly”) (Nasdaq: ASMB) and its predecessor Ventrus Biosciences, Inc. Assembly is a biopharmaceutical company developing innovative, small molecule therapeutics for hepatitis B virus (HBV), hepatitis delta virus (HDV) and herpes virus infections. Additionally, Mr. Holubiak serves as a director for bioAffinity Technologies Inc., a privately held company. In March 2013, Mr. Holubiak founded LMB, the Company’s wholly-owned subsidiary, and he served as the Chief Executive Officer and President of LMB until March 2016. In addition, Mr. Holubiak was also a trustee of the Academy of Managed Care Pharmacy Foundation from April 2013 to April 2015. Mr. Holubiak received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh; he received advanced business training from the Harvard Business School and the University of London; and advanced training in health economics from the University of York’s Centre for Health Economics.

The Board of Directors believes that Mr. Holubiak is qualified to serve as a director because of his industry knowledge and experience managing both large and small pharmaceutical companies.

Suren Dutia

Suren Dutia has been a member of the Board of Directors since October 2015. In addition to his role as an outside independent director of Citius Pharma, Mr. Dutia has been serving as director of Flint Rehab and Vahan Inc, since 2016. Mr. Dutia has been involved in fostering entrepreneurship for more than 20 years and served as Senior Fellow of the Ewing Mario Kauffman Foundation from March 2011 to December 2016 and Senior Fellow of Skandalaris Center for Entrepreneurship and Innovation at Washington University, St. Louis from 2010 to 2013. He has served as a member of the advisory board of Center for Digital Transformation, University of California, Irvine since May 2012. From February 2006 to May 2010, Mr. Dutia served as the Chief Executive Officer of TiE, a non-profit organization involved in fostering entrepreneurship globally. From February 2011 to May 2013, Mr. Dutia served as a director of LifeProof and from July 2000 to December 2011, he served as a director of Anvita Health. From 1989 to 1998, Mr. Dutia served as the Chief Executive Officer and Chairman of the board of directors of Xscribe Corporation. Prior to his positions with Xscribe Corporation, Mr. Dutia held several positions with Dynatech Corporation, and, in addition, he was the President of a medical instruments company. Mr. Dutia received his B.S. and M.S. degrees in chemical engineering and B.A. in political science from Washington University, St. Louis. In addition, he obtained an M.B.A. from the University of Dallas.

The Board of Directors believes that Mr. Dutia is qualified to serve as a director because of his financial management background, his involvement with start-up companies and his management skills.

Dr. Eugene Holuka

Dr. Eugene Holuka has been a member of the Board of Directors since June 2016. Dr. Holuka is an internist and has practiced in internal medicine for almost 35 years. He is presently an attending physician at the Staten Island University Hospital where he has practiced since 1991. Dr. Holuka has also served as an Adjunct Clinical Assistant Professor at the Touro College of Osteopathic Medicine since 2011 and currently serves as an associate professor at the Zucker School of Medicine at Hofstra University. From April 2014 until the acquisition of LMB by the Company in March 2016, he was a member of the LMB Scientific Advisory Board. Dr. Holuka received the Ellis Island Medal of Honor in 2000 and has served on the NECO Committee Board since 2005. He was an Executive Committee Member on the Forum’s Children Foundation from 2000 until 2008.

The Board of Directors believes that Dr. Holuka is qualified to serve as a director because of his extensive experience in the healthcare industry.

Dennis M. McGrath

Dennis M. McGrath has been a member of the Board of Directors since February 2023. He has served as the President of PAVmed, Inc. (Nasdaq: PAVM), a diversified commercial-stage medical technology company since March 2019 (having served as Executive Vice President from March 2017 to March 2019) and as PAVmed’s Chief Financial Officer since March 2017. Mr. McGrath has also served as the Chief Financial Officer of Lucid, PAVmed’s majority owned subsidiary since the consummation of Lucid’s initial public offering. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (formerly, Nasdaq: PHMD), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc in December 2011, he also served as a board member and Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition, he serves as the audit and compensation committee chair and a director of several medical device companies, including DarioHealth Corp. (Nasdaq: DRIO), and LIV Process, formerly BioVector, Inc. Previously from 2014 to 2024, Mr. McGrath served as a director and audit chair of Cagent Vascular, Inc., and from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Visitors for Taylor University and on Board of Trustees of Manor College.

The Board of Directors believes that Mr. McGrath is qualified to serve as a director because of his background of his extensive business experience and board service with public companies.

Robert Smith

Robert J. Smith has been a member of the Board of Directors since March 2024. Mr. Smith is an accomplished biopharmaceutical executive who has driven commercial, financial, and operational success at leading pharmaceutical companies, including Pfizer Inc. (NYSE: PFE) and Wyeth Pharmaceuticals (formerly NYSE: WYE), for more than 35 years. Mr. Smith’s extensive industry expertise has been honed by decades of executive leadership roles in business development, mergers and acquisitions, corporate and commercial strategy, and research and development. For the past eight years (May 2016 to January 2024), Mr. Smith served as Senior Vice President, Global Gene Therapy Business of Pfizer and was responsible for managing and leading gene therapy and rare disease early commercial development activities in partnership with the rare disease research unit. During his tenure at Pfizer, Mr. Smith also served as Senior Vice President, Business Development and Alliance Management (October 2009 to January 2024) and led its worldwide research and development organization and the business development and strategy teams for Pfizer’s global animal health, Capsugel, a former subsidiary of Pfizer, consumer healthcare and nutrition business units, as well as the alliance management function supporting all of Pfizer’s global biopharmaceutical business units and the worldwide research and development organization. Mr. Smith joined Pfizer from Wyeth Pharmaceuticals in 2009, following Pfizer’s acquisition of Wyeth, where he was Senior Vice President, Mergers and Acquisitions (April 2008 to October 2009) responsible for leading and managing Wyeth’s global mergers and acquisitions group. Prior to that, in his role at Wyeth as Senior Vice President of Global Licensing, he completed a wide variety of transactions in support of Wyeth’s commercial and research and development divisions. Mr. Smith has served as a member of the Board of Directors of private companies AM Pharma B.V. (observer), Bamboo Therapeutics Inc. (January 2016 to August 2016), and Ignite Immunotherapeutics Inc. (December 2016 to October 2019), as well as Iterum Therapeutics Limited (observer) (Nasdaq: ITRM). Mr. Smith also serves or has served as a member of Life Sciences PA – the Pennsylvania Biotechnology Association, Bio NJ – the New Jersey State Biotechnology Association (since 2021), the Duke Margolis Value Based Agreements Advisory Board, the Alliance for Regenerative Medicine (ARM) (since 2018) and the Foundation for Cell and Gene Medicine (FCGM) (since 2019). He is a member of the Executive Committees of the ARM and FCGM Board of Directors and serves as the Chairman of the ARM Board’s Governance and Operations Committee. Mr. Smith is also a member of the Business Advisory Board of Ocugen, Inc., the Investment Advisory Committee for Venture Investors LLC, Madison, Wisconsin, and the Cell and Gene Therapy Scientific Advisory Board of the Focused Ultrasound Foundation based in Charlottesville, Virginia. Mr. Smith obtained a B.S. in Neuroscience from the University of Rochester and an M.B.A. in Finance and Corporate Accounting from the William E. Simon Graduate School of Business Administration at the University of Rochester, Rochester, New York.

The Board of Directors believes that Mr. Smith is qualified to serve as a director because of his extensive background with public companies and his business experience.

Carol Webb

Carol Webb served as a director of LMB beginning March 17, 2014 and, upon LMB’s acquisition by the Company in March 2016, has been a member of the Board of Directors of the Company. From 2000 to 2005, she served as Company Group Chairman of Johnson & Johnson. From 1987 to 2000, she served in various capacities at Ortho Biotech, including President, Vice President, Executive Director, Product Management and Senior Product Director. From 1972 to 1983, Ms. Webb worked in various positions at Roche Laboratories, including Sales Representative, Sales Trainer, Product Manager and Manager of Public Policy. Ms. Webb received her B.S. in Biology from Bowling Green State University.

The Board of Directors believes that Ms. Webb is qualified to serve as a director because she brings over 40 years of pharmaceutical sales, marketing and business development experience to our Board.

Required Vote

Provided there is a quorum for the meeting, pursuant to the terms of our bylaws, the election of each director requires the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on this Proposal 1. Broker non-votes, if any, are not entitled to vote, and therefore will have no effect on the election of directors. Withheld votes, if any, are entitled to vote, and therefore will have the same effect as a vote against the election of directors.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the election of the seven nominees for election to the Board for a one-year term.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act of 1934, as amend, or the Exchange Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, the Board of Directors is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results. We currently intend to hold future advisory votes on executive compensation every three years, and the next say on pay vote is expected to occur at the annual meeting of our stockholders in 2028.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our Company’s and our stockholders’ interests. We believe our compensation program is strongly aligned with the long-term interests of our Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on pages 23-34 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of Citius Pharmaceuticals, Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion as disclosed in this proxy statement.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our company or the Board.

Required Vote

Provided there is a quorum for the meeting, the approval on a non-binding advisory basis of our executive compensation requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting in person or by proxy and entitled to vote on this Proposal 2. Broker non-votes, if any, are not entitled to vote, and therefore will have no effect on this Proposal 2. Abstentions, if any, are entitled to vote, and therefore will have the same effect as a vote against this Proposal 2.

Recommendation

The Board of Directors recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of our executive compensation.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES FROM 26,000,000 TO 260,000,000 AND THE AUTHORIZED COMMON SHARES FROM 16,000,000 TO 250,000,000

Our Board of Directors believes it is in our best interests and the best interests of our stockholders to authorize an increase in the number of our authorized shares of capital and common stock.

Background

On November 25, 2024, we effected a 1-for-25 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) and proportionately decreased the number of total authorized shares of common stock from 400,000,000 shares to 16,000,000 shares. The purpose of the Reverse Stock Split was to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market.

As a result of the Reverse Stock Split, on January 14, 2025, the record date, we had 8,593,433 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. On January 14, 2025, we had reserved 5,295,979 shares for future issuance, consisting of (i) 4,254,478 shares of common stock potentially issuable upon exercise of outstanding warrants and (ii) 1,041,501 shares of common stock potentially issuable upon exercise of outstanding stock options. Assuming the exercise of all of the foregoing, there would be an aggregate of 13,889,412 shares issued and outstanding. As a result, we have only 2,110,588 shares of common stock available to issue to finance our operations. Given that we have historically issued shares of common stock to finance our operations and given our anticipated need for additional capital to fund our future operations, the Board of Directors believes that we should amend the Articles of Incorporation to authorize additional shares of common stock.

Further, the Company uses awards of stock options and other equity awards to attract, retain and incentivize directors and executives, senior management and employees. As noted above, we had reserved an aggregate of 1,041,501 shares underlying all such awards outstanding on January 14, 2025. We believe it important to be able to continue such equity awards, especially as we, through our majority-owned subsidiary, Citius Oncology, continue the commercialization of LYMPHIR and further advance our product candidate pipeline and grow our operations to do so. For this reason, in addition to the reasons above, we believe an increase in the authorized shares is critical to the Company’s operations.

The Board of Directors is asking our stockholders to approve an amendment to our Articles of Incorporation to increase the authorized shares from 26,000,000 to 260,000,000 and increase the authorized common shares from 16,000,000 to 250,000,000 (the “Amendment”). If approved by the stockholders, we expect to file the Amendment shortly after such approval. The Amendment would become effective upon filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

The Board of Directors believes that the availability of additional authorized shares of common stock will provide our Company with additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, raising capital, future financings, strategic transactions, investment opportunities, licensing agreements or acquisitions. The Board has not authorized the Company to take any action with respect to the shares that would be authorized under this proposal, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of common stock authorized by the Amendment.

The Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while the Company currently has no intention to employ the additional unissued authorized shares as an anti-takeover device, the proposed amendment may have the effect of discouraging future unsolicited takeover attempts. The Board of Directors is not aware of any such attempt to take control of the Company and would act in the best interest of shareholders if any attempt was made. The Amendment has been prompted by business and financial considerations.

The proposed increase in the number of authorized shares of the Company’s common stock will not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Company’s common stock. However, the issuance of additional shares of common stock authorized by the Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the current holders of the Company’s common stock.

Once the Amendment is approved, no further action by the shareholders would be necessary prior to the issuance of additional shares of common stock unless required by law or the rules of any stock exchange or national securities association on which the common stock is then listed or quoted. Under the Amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. Adoption of the Amendment will not affect the rights of the holders of currently outstanding common stock of the Company nor will it change the par value of the common stock, which will remain $0.001 par value per share.

The text of the form of amendment to the Articles of Incorporation, which would be filed with the Secretary of State of the State of Nevada to effect the increase in the authorized shares and authorized common shares, is set forth in Annex A to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Nevada or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the increase in authorized shares and authorized shares of common stock.

Required Vote

Provided there is a quorum for the meeting, pursuant to the terms of our bylaws, the approval of this Proposal 3 requires the affirmative vote of a majority of the votes outstanding and entitled to vote at the Special Meeting. As this is a “routine” matter under the Nasdaq rules, brokers are allowed to vote on the Amendment. Withheld votes, if any, are entitled to vote, and therefore will have the same effect as a vote against the Amendment.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of the Amendment to our Articles of Incorporation to increase the authorized number of shares from 26,000,000 to 260,000,000 and increase the authorized number of common shares from 16,000,000 to 250,000,000.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF WOLF & COMPANY, P.C.,

AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE AUDITOR OF THE COMPANY

FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025

The Company’s stockholders are being asked to ratify the Board of Directors’ selection of Wolf & Company, P.C. (“Wolf”), an independent registered public accounting firm, as the auditor of the Company for the fiscal year ending September 30, 2025. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of the Company and our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

A representative of Wolf is not expected to be present but will attend telephonically the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Required Vote

Provided there is a quorum for the meeting, ratification of the appointment of Wolf as our auditor for the fiscal year ending September 30, 2025, requires the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on this Proposal 4. Broker non-votes and abstentions, if any, are entitled to vote, and therefore will have the same effect as a vote against this Proposal 4. No broker non-votes are expected because this Proposal 4 is a routine matter.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the Board’s appointment of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for fiscal year ending September 30, 2025.

PROPOSAL 5

ADJOURNMENT OF THE ANNUAL MEETING,

IF NECESSARY, TO CONTINUE TO SOLICIT VOTES

Our Board of Directors believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve one or more of the proposals presented at the Annual Meeting, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the foregoing proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned or postponed session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, Proposal 2, Proposal 3 and/or Proposal 4. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve the foregoing proposals.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against any of the foregoing proposals, we could adjourn the Annual Meeting without a vote on such proposal(s) and use the additional time to solicit the holders of those shares to change their vote in favor of such proposal(s).

If the Adjournment Proposal is not approved by our stockholders, we may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes at the time of the Annual Meeting to approve the foregoing proposals.

Required Vote

Provided there is a quorum for the meeting, approval of the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals requires the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on this Proposal 5. Abstentions will have the same effect as a vote against this Proposal 5. No broker non-votes are expected because this Proposal 5 is a routine matter.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the Adjournment Proposal.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and its Committees

Board Composition

Our Board of Directors currently consists of seven members. Each director elected at this meeting will serve until the Company’s 2026 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Our Board of Directors is responsible for the selection of the Chairman of the Board, the Chief Executive Officer and the Lead Independent Director. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Our Board appointed Leonard Mazur as our Chief Executive Officer and Executive Chairman, Myron Holubiak as our Executive Vice Chairman of the Board, and Suren Dutia as Lead Independent Director.

There are no family relationships among our executive officers and directors or director nominee.

Selection of Nominees for our Board of Directors

The Nominating and Governance Committee of our Board of Directors is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. Board candidates are typically identified by existing directors or members of management. The committee considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. Each director nominee is recommended by the Nominating and Governance Committee.

Pursuant to the Company’s bylaws, our stockholders may select individuals to be nominated for election to the Board of Directors by providing written notice to the Company no more than 90 and not less than 60 days before the meeting. Such notice must set forth the following:

●	the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated;

●	the class and number of shares of the Company that are beneficially owned by the stockholder;

●	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

●	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination was made;

●	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, pursuant to Regulation 14A under the Securities Exchange Act, as amended, or the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and

●	the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected.

Eligible stockholders may include a candidate for election to our Board of Directors in our proxy statement for the next annual meeting in accordance with the “proxy access” provisions of our bylaws. Stockholder nominations for directors submitted for inclusion in our proxy statement must be received not less than 120 days nor more than 150 days in advance of the anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders, and must otherwise comply with all of the requirements of the bylaws. In addition to satisfying the foregoing requirements under the Company’s bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act within the timeframe set forth above and as described in the “proxy access” provisions of our bylaws.

Our Nominating and Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations. No stockholder has nominated anyone for election as a director at this Annual Meeting.

Board of Directors Independence

After review of all relevant transactions or relationships between each nominee for director, or any of his or her family members, and the Company, its senior management and Wolf, the Company’s independent registered public accounting firm, the Board of Directors has determined that all of the Company’s directors are independent within the meaning of the applicable Nasdaq listing standards, except Leonard Mazur, the Chief Executive Officer and Chairman of the Company, and Myron Holubiak, the Executive Vice Chairman of the Company, due to their employment with the Company.

Board of Directors Committees

The Company has a Nominating and Governance Committee, Audit and Risk Committee, and Compensation Committee. The Board of Directors has determined that each of the members of the Nominating and Governance, Audit and Risk and Compensation Committees is independent. The adopted written charters for each of these committees are available under the Investors – Governance – Governance Documents section of our website at www.citiuspharma.com. Each committee is required to perform an annual evaluation of its charter, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Nominating and Governance, Audit and Risk and the Compensation Committees follows.

Audit and Risk Committee

Our Audit and Risk Committee currently consists of Messrs. McGrath (Chair), Dutia and Mr. Smith. Each of Messrs. Dutia, McGrath and Smith satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq Listing Rules and SEC Rule 10A-3. Our Audit and Risk Committee is responsible for, among other things:

●	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attestation services;

●	reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

●	establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis; and

●	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis.

Our Board of Directors has affirmatively determined that Messrs. McGrath and Dutia are designated as the “audit committee financial experts.” The designation does not impose on Messrs. McGrath and Dutia any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our Board.

Compensation Committee

Our Compensation Committee consists of Mr. Dutia (Chair), Dr. Holuka and Ms. Webb. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

●	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

●	reviewing and making recommendations, on an annual basis, to the Board of Directors with respect to director compensation; and

●	reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports.

Pursuant to its written charter, our Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our Compensation Committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Dr. Holuka (Chair), Mr. McGrath and Ms. Webb. It is responsible for, among other things:

●	identifying and screening candidates for our Board of Directors, and recommending nominees for election as directors;

●	establishing procedures to exercise oversight of the evaluation of the Board and management;

●	reviewing the structure of the Board’s committees and recommending to the Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

●	developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct; and

●	generally advising our Board on corporate governance and related matters.

Information Regarding Meetings of the Board of Directors and Committees

The business of our Company is under the general oversight of our Board of Directors as provided by the laws of Nevada and our bylaws. During the year ended September 30, 2024, our Board held seven meetings, our Audit and Risk Committee held four meetings, our Compensation Committee held no meetings (acting instead with the full Board on all matters requiring Compensation Committee approval) and our Nominating and Governance Committee held no meetings, (acting instead with the full Board on all matters requiring Nominating and Governance Committee approval). In fiscal 2024, each director nominee attended at least 75% of the Board meetings and the meetings of the committee on which he or she served since being appointed to the Board and respective committees. Our Board and our Compensation Committee also took certain actions by unanimous written consent during fiscal 2024.

We do not have a formal policy regarding attendance of directors at annual meetings, but we encourage them to do so. Directors Leonard Mazur and Holubiak attended the 2024 Annual Meeting in person; other directors participated via telephone.

Code of Ethics

We have adopted a code of ethics relating to the conduct of our business by all of our employees, officers and directors. We have also adopted a corporate communications policy for our employees and directors establishing guidelines for the disclosure of information related to the Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors. Additionally, we have adopted an insider trading policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities and the disclosure of material nonpublic information related to our Company, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the registrant. Each of these policies is posted under the Investors – Governance – Governance Documents section of our website at www.citiuspharma.com.

Anti-Hedging and Anti-Pledging Policy

Our Board of Directors has not adopted an anti-hedging or anti-pledging policy. However, our insider trading policy strongly discourages our directors, officers and employees from engaging in any hedging activity in our securities or pledging any of our securities as collateral for loans or margin accounts.

Risk Oversight

While management is responsible for managing the day-to-day issues faced by the Company, our Board of Directors has an active role in the oversight of the Company’s risk management efforts. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s appetite for risk. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

The Board of Directors also relies on its committees for specific risk oversight. In particular, the Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Audit and Risk Committee oversees risk related to our accounting, tax, financial and public disclosure processes, as well as risks associated with our financial assets. Additionally, the Audit and Risk Committee oversees cybersecurity risks and the Company’s processes to identify, prioritize, assess, manage, and mitigate those risks. The Audit and Risk Committee receives updates on cybersecurity and information technology matters and related risk exposures from the Company’s Chief Financial Officer.

In order to promote open discussion among non-employee directors, our Board of Directors has a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by any non-employee director. Suren Dutia has served as the Board’s lead independent director since December 2023. As lead independent director, Mr. Dutia provides valuable leadership to the independent directors, presides over meetings and sessions of the independent directors, and advises the Board on matters where there may be an actual or perceived conflict of interest.

Clawback Policy

We have adopted a clawback policy to provide for the recovery of erroneously-awarded incentive compensation, as required by the Dodd-Frank Act, final SEC rules and applicable listing standards.

Stockholder Proposals

Our bylaws establish procedures for bringing business before any annual meeting or special meeting of stockholders and stockholder director nominations. A stockholder entitled to vote in the election of directors may submit a stockholder proposal or nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such proposal or nomination has been delivered to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting.

A stockholder’s notice must set forth:

●	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment;

●	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

●	the class and number of shares that are beneficially owned by such stockholder;

●	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

●	any material interest of the stockholder in such business.

A stockholder must also comply with all applicable laws, rules and regulations, including the Securities Act of 1933, as amended, and rules promulgated thereunder governing proxies and stockholder proposals.

In the absence of such notice to the Company meeting the above requirements, a stockholder will not be entitled to present any business at any meeting of stockholders.

See “Selection of Nominees for our Board of Directors” for procedures for proxy access for stockholder director nominations.

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions, and biographies as of January 14, 2025, are set forth below.

Name	Age	Title

Leonard Mazur	79	Chief Executive Officer, Chairman, Secretary and Director

Myron Holubiak	77	Executive Vice-Chairman and Director

Jaime Bartushak	57	Chief Financial Officer and Chief Business Officer

Myron S. Czuczman, M. D.	65	Chief Medical Officer and Executive Vice President

In May 2022, Mr. Mazur was appointed as Chief Executive Officer of the Company and Mr. Holubiak was appointed Executive Vice Chairman of the Company. In November 2017, Mr. Bartushak was appointed as Chief Financial Officer and in May 2022, he also was appointed as Chief Business Officer of the Company. In July 2020, Dr. Czuczman was appointed Chief Medical Officer and Executive Vice President of the Company. The biographies for Leonard Mazur and Myron Holubiak are contained in the information disclosures relating to the Company’s nominees for director.

Jaime Bartushak

From April 1, 2014 until November 2017, Mr. Bartushak served as Chief Financial Officer of Leonard-Meron Biosciences, Inc. (“LMB”), a wholly-owned subsidiary of the Company. November 2017, he became our Chief Financial Officer upon the acquisition of LMB by the Company. In November 2022, he was appointed Chief Business Officer of the Company. Mr. Bartushak also serves as Treasurer and Chief Financial Officer of our majority-owned subsidiary, Citius Oncology. Mr. Bartushak is an experienced finance professional for early-stage pharmaceutical companies, and has over 20 years of corporate finance, business development, restructuring, and strategic planning experience. Mr. Bartushak was one of the founders of LMB in 2014 and was instrumental in its startup as well as in obtaining initial investment capital. In 2014, prior to his work at LMB, Mr. Bartushak helped lead the sale of PreCision Dermatology, Inc. to Valeant Pharmaceuticals International, Inc.

Myron S. Czuczman, M.D.

Dr. Czuczman joined Citius Pharma in July 2020. Prior to his employment with Citius Pharma, Dr. Czuczman was Vice President, Global Clinical Research and Development, Therapeutic Area Head of Lymphoma/CLL at Celgene Corporation, a position he held from June 2015 to January 2020. Prior to working in the pharmaceutical industry, Dr. Czuczman practiced medicine for over two decades at Roswell Park Cancer Institute, an NCI-designated comprehensive cancer center in Buffalo, NY, where he served as chief of the Lymphoma/Myeloma Service and head of the Lymphoma Translational Research Laboratory. In addition to his extensive publications record, membership and leadership roles on national and international research organizations, and consulting and advisory to dozens of pharma companies, Dr. Czuczman also attained the positions of tenured Professor of Medicine at the State University of New York at Buffalo School of Medicine and Biomedical Sciences and Professor of Oncology at Roswell Park Comprehensive Cancer Center. Dr. Czuczman received his medical degree from the Pennsylvania State University College of Medicine after graduating magna cum laude in Biochemistry from the University of Pittsburgh. He completed his Internal Medicine residency training at Weill Cornell North Shore University/MSKCC Program, followed by Medical Oncology/Hematology fellowship training at Memorial Sloan-Kettering Cancer Center in New York City.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of January 14, 2025 by (i) each person or group as those terms are used in Section 13(d)(3) of the Exchange Act believed by us to beneficially own more than 5% of our common stock, (ii) each of our current directors and our director nominee, (iii) each of our named executive officers, and (iv) all of our directors and named executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Shares of Common Stock Beneficially Owned (3)

Executive Officers and Directors
Leonard Mazur (4)	753,627	8.4%
Myron Holubiak (5)	216,251	2.5%
Jaime Bartushak (6)	45,145	*
Myron S. Czuczman, M.D. (7)	44,000	*
Suren Dutia (8)	16,067	*
Carol Webb (9)	16,006	*
Eugene Holuka (10)	15,628	*
Dennis M. McGrath (11)	6,000	*
Robert Smith (12)	3,000	*
All executive officers, directors and director nominee as a group (10 people)	1,115,724	12.1%

*	Less than 1%.

(1)	The address for our officers and directors is c/o of the Company, 11 Commerce Drive, First Floor, Cranford, New Jersey 07016.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 14, 2025 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The beneficial ownership included herein has been adjusted to give effect to the 1-for-25 reverse stock split that we effected on November 25, 2024.

(3)	Percentage based on 8,593,433 shares of common stock issued and outstanding at January 14, 2025.

(4)	Consists of (i) 410,214 shares of common stock, (ii) 81,933 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025, and (iii) warrants to purchase an aggregate of 261,480 shares of common stock.

(5)	Consists of (i) 79,690 shares of common stock, (ii) 58,894 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025, and (iii) warrants to purchase an aggregate of 77,667 shares of common stock.

(6)	Consists of (i) 2,414 shares of common stock and (ii) 42,731 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025.

(7)	Consists of 44,000 shares of common stock issuable upon exercise and options that are vested or vesting within 60 days of January 14, 2025.

(8)	Consists of 16,067 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025.

(9)	Consists of (i) 473 shares of common stock and (ii) 15,533 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025.

(10)	Consists of (i) 95 shares of common stock and (ii) 15,533 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025.

(11)	Consists of 6,000 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025.

(12)	Consists of 3,000 shares of common stock issuable upon exercise of options that are vested or vesting within 60 days of January 14, 2025.

Director Compensation

Director Compensation for the Fiscal Year ended September 30, 2024

In July 2021, the Board of Directors approved a compensation plan for non-employee directors after receiving input from Frederic W. Cook & Co. (“FW Cook”), an independent compensation consultant. Non-employee directors each receive an annual retainer of $40,000 and no additional compensation for meetings attended. In addition: (i) the Lead Independent Director receives an additional annual retainer of $15,000, (ii) the Audit and Risk Committee Chair receives an additional annual retainer of $17,000, the Compensation Committee Chair receives an additional annual retainer of $12,000, and the Nominating and Corporate Governance Committee Chair receives an additional annual retainer of $10,000, and (iii) Audit Committee members receive an annual retainer of $8,500, Compensation Committee members receive an annual retainer of $6,000, and Nominating and Governance Committee members receive an annual retainer of $5,000.

Also, as part of the non-employee director compensation plan, non-employee directors are entitled to receive 3,000 stock options as part of their annual compensation, as adjusted for the 1-for-25 reverse stock split that we effected on November 25, 2024.

Director compensation for the year ended September 30, 2024 was as follows:

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (1)	All Other Compensation	Total

Suren Dutia (2) (3)	$75,500	--	$218,055	--	$293,555
Carol Webb (2) (3)	$52,676	--	$218,055	--	$270,731
Robert Smith (3)	$26,810	--	$21,614	--	$48,424
Dr. Eugene Holuka (2) (3)	$56,000	--	$218,055	--	$274,055
Dennis McGrath (2) (3)	$62,000	--	$244,269	--	$306,269

(1)	The dollar amount set forth in the table represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year on an accrual basis for fees earned and in accordance with FASB ASC Topic 718 for option awards.

(2)	The option awards for fiscal year 2024 included options to purchase shares of common stock of our then-wholly owned subsidiary, Citius Oncology, Inc., the value of which, on the date of grant, was $180,000 each for Mr. Dutia, Ms. Webb, Dr. Holuka, and Mr. McGrath.

(3)	At September 30, 2024, the non-employee directors held the following options to purchase shares of Citius common stock: Mr. Dutia, 16,067; Ms. Webb; 15,533; Mr. McGrath; 6,000; Dr. Holuka 15,533; and Mr. Smith 3,000 (all of which have been adjusted to give effect to the 1-for-25 reverse stock split that we effected on November 25, 2024).

EXECUTIVE COMPENSATION

Executive Compensation Objectives

We seek to achieve the following broad goals in our executive compensation programs and decisions regarding individual compensation:

●	Attract and retain executives critical to our overall success.

●	Reward executives for contributions to achieving strategic goals that enhance stockholder value.

●	Foster and maintain a company culture of ownership, creativity and innovation.

●	Motivate our executive officers to achieve critical long- and short-term development, product and financial milestones set by the Board of Directors in consultation with management.

Named Executive Officers

Our “Named Executive Officers” for the year ended September 30, 2024 consist of Mr. Mazur, who served as our principal executive officer during fiscal 2024, and Mr. Holubiak, our Executive Vice Chairman, and Jaime Bartushak, our Chief Financial Officer and Chief Business Officer, who were the two most highly compensated executive officers other than Mr. Mazur serving as executive officers as of September 30, 2024.

General Compensation Process

The Compensation Committee is responsible for determining the elements and levels of compensation for our Named Executive Officers. In doing so, the Compensation Committee reviews our corporate performance against financial and corporate achievement measures, assesses individual performance and evaluates recommendations of the Chief Executive Officer regarding compensation for other Named Executive Officers. Deliberations of the Compensation Committee may occur within a meeting of the full Board of Directors at which all members of the Compensation Committee are in attendance and the Board may take action in such meetings upon the advice of the Compensation Committee Chair and/or its members.

To assist in its deliberations regarding executive compensation, in fiscal 2018 and again in fiscal 2021 the Compensation Committee directly engaged FW Cook as its compensation consultant. FW Cook does not undertake any work for us other than its services for the Compensation Committee. The Compensation Committee has determined that FW Cook is independent and that its services do not raise any conflict of interest with us or any of our executive officers or directors. In carrying out its work for the Compensation Committee, FW Cook interacts from time to time directly with our management, as it determines appropriate, regarding its work product prior to presentation to the Compensation Committee in order to confirm alignment with our business strategy and obtain data or information necessary for its work.

FW Cook reviewed and discussed with the Compensation Committee competitive market compensation data for consideration when determining different levels and mix of compensation. The Compensation Committee reviewed publicly available compensation information of executive officers as well as aggregate share usage and dilution of a peer group of companies within the biotechnology and pharmaceuticals industries. These companies were selected by the Compensation Committee with FW Cook’s assistance and were similar to the Company in terms of size, business model and state of development.

The peer group consisted of the following companies:

●	Arbutus Biopharma Corporation	●	OpGen, Inc.
●	Cidara Therapeutics, Inc.	●	Oragenics, Inc.
●	CorMedix Inc.	●	Regulus Therapeutics Inc.
●	Cue Biopharma, Inc.	●	Scorpius Holdings, Inc.
●	Hepion Pharmaceuticals, Inc.	●	SCYNEXIS, Inc.
●	HOOKIPA Pharma Inc.	●	Spero Therapeutics, Inc.
●	Matinas BioPharma Holdings, Inc.	●	XBiotech Inc.

The peer company compensation data provided by FW Cook is used by the Compensation Committee as a general reference point in its compensation review. The Compensation Committee does not set compensation levels at any specific level or percentile against this compensation data (i.e., the Compensation Committee does not “benchmark” our executive compensation levels). The peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

After review and approval by the Compensation Committee of FW Cook’s recommendations, in August 2021, the Board of Directors adopted the Committee’s recommendation for stock option grant guidelines as well as increases in executive compensation.

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control provisions in employment agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our Named Executive Officers.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each Named Executive Officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, namely FW Cook, may establish salary ranges for our Named Executive Officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each Named Executive Officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the Named Executive Officers are reviewed and approved by the Compensation Committee. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the Named Executive Officers other than the Chief Executive Officer.

The base salary information for our Named Executive Officers for fiscal 2023 and 2024 is set forth in the Summary Compensation Table below. We entered into an employment agreement with each of Leonard Mazur, our Chief Executive Officer and Executive Board Chairman, Myron Holubiak, our Executive-Vice Chairman, and Jaime Bartushak or Chief Financial Officer and Chief Business Officer in October 2017, March 2016 and November 2017 respectively. We entered into an amended and restated employment agreement with Myron Holubiak on April 12, 2022, effective May 1, 2022. These agreements provide for a salary for each Named Executive Officer and are described under the caption “Employment Agreements” below.

Annual Bonuses (Nonequity Incentive Plan Compensation)

As part of their compensation package, and pursuant to the terms of their employment agreements, our Named Executive Officers generally have the opportunity to earn annual non-equity incentive bonuses. Annual non-equity incentive bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance. Each year the Compensation Committee establishes corporate goals for our Company in consultation with our Chief Executive Officer, with weights assigned to each goal, depending on the extent to which each Named Executive Officer is responsible for each specific goal. The extent to which these goals are met will determine the amount of the non-equity bonus that each Named Executive Officer receives. Pursuant to the terms of their employment agreements, the target award for each Named Executive Officer is based on a percentage of his base salary, and subject to the applicable terms in his individual employment agreement. Pursuant to their respective employment agreements, Mr. Mazur, Mr. Holubiak, and Mr. Bartushak are each eligible for an annual bonus, which may equal up to 50%, 50%, and 40%, respectively, of his base salary then in effect, as determined by our Board of Directors or the Compensation Committee.

For fiscal 2024, the annual non-equity incentive bonuses for our executive officers were based on the achievement of company goals during fiscal 2024, which were established in December 2023 and related to financing of the Company’s product candidates, the clinical development of Mino-Lok and Halo-Lido, and the approval, launch and commercialization of LYMPHIR. In addition, a corporate goal relating to the Company’s market capitalization was established as an additional incentive. These specific goals were evaluated and selected because they were considered key drivers for creating and growing Company value. For fiscal 2024, Mr. Mazur, Mr. Holubiak and Mr. Bartushak were potentially entitled to cash bonuses of up to $237,500, $225,000 and $160,000, respectively. Most of the corporate goals for fiscal 2024 were met to a substantial extent, which resulted in an average of 90% achievement of the goals. Based on this achievement, the Board of Directors approved the following payments of cash compensation: Mr. Mazur, $213,750 (90% of his potential 2024 bonus), Mr. Holubiak, $202,500 (90% of his potential 2024 bonus) and Mr. Bartushak, $144,000 (90% of his potential 2024 bonus).

Long-Term Incentive Equity Awards

We believe that long-term corporate success is achieved with an ownership culture that encourages high performance by our employees through the use of stock-based awards. Our 2014 Stock Incentive Plan, 2018 Omnibus Stock Incentive Plan, 2020 Omnibus Stock Incentive Plan, 2021 Omnibus Stock Incentive Plan and 2023 Omnibus Stock Incentive Plan were each established to provide our employees, including our Named Executive Officers, with incentives to help align employees’ interests with the interests of our stockholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals of incentivizing long-term performance. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has the ability under our stock plans to grant restricted stock and other equity awards as part of our long-term incentive program, although no such awards have been granted to date. We have selected the Black-Scholes method of valuation for stock-based compensation. Due to the early stage of most of our product candidates and our desire to preserve cash for their development, we may provide a greater portion of total compensation to our Named Executive Officers through stock options or other equity awards than through cash-based compensation. The Compensation Committee generally oversees the administration of our stock plans. The 2023 Omnibus Stock Incentive Plan is the only plan under which equity grants may be made at this time because all of the shares reserved under the 2014, 2018, 2020 and 2021 plans have been allocated to outstanding or expired awards.

Stock Options

Our 2023 Omnibus Stock Incentive Plan, as did our prior plans, authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.

The Compensation Committee reviews and approves stock option awards to Named Executive Officers based upon a review of competitive compensation data, an assessment of individual performance, a review of each Named Executive Officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, after consideration of any recommendations of our Chief Executive Officer.

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire 10 years after the date of grant. The fair value of the options granted to the Named Executive Officers and reflected in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Code.

We expect to continue to use stock options as a long-term incentive vehicle because:

●	Stock options align the interests of our Named Executive Officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

●	Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones although we have not used such performance-based vesting to date.

●	Stock options help provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while stock options focus on long-term compensation.

●	The vesting period of stock options over time encourages executive retention and is designed to increase stockholder value. In determining the number of stock options to be granted to our Named Executive Officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual Named Executive Officer’s total compensation.

Executive Benefits and Perquisites

Our Named Executive Officers, all of whom currently are parties to employment agreements, will continue to be parties to such agreements in their current form until the expiration or termination of the employment agreement or until such time as the Compensation Committee determines in its discretion that revisions to such agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our Named Executive Officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans. As a result, none of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee or Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee or Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our Named Executive Officers for the years ended September 30, 2024 and 2023.

Name & Position	Fiscal Year	Salary	Nonequity Incentive Plan Compensation	Option Awards	(1)	All Other Compensation	Total

Leonard Mazur	2024	$475,000	$213,750	$2,832,518	(2)	-	$3,521,268
Chief Executive Officer and Executive Chairman	2023	$475,000	$201,875	$1,304,238	(3)	-	$1,981,113

Myron Holubiak	2024	$450,000	$202,500	$1,547,088	(2)	-	$2,199,588
Executive Vice Chairman	2023	$450,000	$191,250	$953,123	(3)	-	$1,594,373

Jaime Bartushak	2024	$400,000	$144,000	$1,144,488	(2)	$45,026	$1,733,514
Chief Financial Officer and Chief Business Officer	2023	$400,000	$136,000	$565,738	(3)	$43,536	$1,145,274

(1)	The dollar amount set forth in the table above represents the dollar amount recognized for financial statement reporting purposes for all options granted to the executive officer with respect to the fiscal year in accordance with FASB ASC Topic 718.

(2)	The option awards for fiscal year 2024 included options to purchase shares of common stock of our then-wholly owned subsidiary, Citius Oncology, Inc., the value of which was $2,035,000 for Mr. Mazur, $825,000 for Mr. Holubiak and $770,000 for Mr. Bartushak.

(3)	The option awards for fiscal year 2023 included options to purchase shares of common stock of our then-wholly owned subsidiary, Citius Oncology, Inc., the value of which was $508,750 for Mr. Mazur, $206,250 for Mr. Holubiak and $192,500 for Mr. Bartushak.

Outstanding Equity Awards at Fiscal Year-End 2024

The following table contains certain information concerning unexercised options for our executive officers as of September 30, 2024, all of which have been adjusted to give effect to the 1-for-25 reverse stock split that we effected on November 25, 2024.

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price (e)	Option Expiration Date (f)

Leonard Mazur	1,600	--	$86.25	9/13/2027
Chief Executive Officer and Executive Chairman	6,000	--	$40.50	9/04/2028
	7,000	--	$16.75	10/08/2029
	8,000	--	$25.25	10/06/2030
	12,000	--	$50.00	7/22/2031
	17,334	8,666	$51.00	10/11/2031
	7,333	14,667	$31.25	10/4/2032
	--	22,000	$17.50	10/10/2033

Myron Holubiak	1,067	--	$202.50	10/01/2025
Executive Vice Chairman	1,600	--	$86.25	9/13/2027
	6,000	--	$40.50	9/04/2028
	7,000	--	$16.75	10/08/2029
	8,000	--	$25.25	10/06/2030
	12,000	--	$50.00	7/22/2031
	17,334	8,666	$51.00	10/11/2031
	5,334	10,666	$31.25	10/4/2032
	--	16,000	$17.50	10/10/2033

Jaime Bartushak.	1,931	--	$262.50	7/06/2026
Chief Financial Officer and Chief Business Officer	1,000	--	$86.25	9/15/2027
	2,800	--	$40.50	9/04/2028
	4,000	--	$16.75	10/08/2029
	5,000	--	$25.25	10/06/2030
	4,000	--	$50.00	7/22/2031
	8,000	4,000	$51.00	10/11/2031
	4,000	8,000	$31.25	10/04/2032
	--	12,000	$17.50	10/10/2033

Option Repricings

We did not engage in any repricings or other modifications to any of our executive officers’ outstanding options during the year ended September 30, 2024.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company for each of the last three completed fiscal years. In determining the “compensation actually paid” to our Named Executive Officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022, 2023 and 2024 fiscal years. Note that for our Named Executive Officers other than our CEO, or principal executive officer (“PEO”), compensation is reported as an average.

	Leonard Mazur		Myron Holubiak
	(“PEO”) (1)		(“Former PEO”) (1)
Year	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Summary Compensation Table Total for Former PEO (2)	Compensation Actually Paid to Former PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(6)	Net Income (Loss)(7)
2024	$3,521,268	$(2,036,356)	--	--	$1,966,551	$(615,875)	$24.68	$(40,186,151)
2023	$1,981,113	$6,286,648	--	--	$1,382,438	$2,753,342	$33.69	$(33,694,120)
2022	$1,190,056	$479,349	$1,240,056	$529,349	$848,424	$405,779	$59.61	$(33,640,646)

(1)	Myron Holubiak was our PEO from March 30, 2016, until Leonard Mazur’s appointment to be our PEO, effective on May 1, 2022.

(2)	Represents the amounts of total compensation reported for our PEO and Former PEO for each corresponding year in the “Total” column of the Summary Compensation Table above or the Summary Compensation Table included in our definitive proxy statement filed with the SEC on December 22, 2022 or January 26, 2024, as applicable.

(3)	Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and Former PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made for our PEO and Former PEO’s total compensation for each applicable year to determine the compensation actually paid:

	Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Option Awards (a)(b)($)	Equity Award Adjustments (b)($)	Compensation Actually Paid to PEO ($)
Leonard Mazur	2024	$3,521,268	$(2,832,518)	$(2,725,106)	$(2,036,356)
PEO	2023	$1,981,113	$(1,304,238)	$5,609,773	$6,286,648
	2022	$1,190,056	$(620,056)	$(90,651)	$479,349
Myron Holubiak	2024	--	--	--	--
Former PEO	2023	--	--	--	--
	2022	$1,240,056	$(620,056)	$(90,651)	$529,349

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	In order to calculate the average compensation “actually paid” to our PEO and Former PEO, we are required under the SEC rules to subtract from the value in the Summary Compensation Table the grant date fair value of equity awards, and add back the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value as of the Vesting Date from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Leonard Mazur	2024	$203,007	$(2,921,638)	--	$(6,475)	--	--	$(2,725,106)
PEO	2023	$6,171,119	$(567,880)	--	$6,533	--	--	$(5,609,773)
	2022	$521,643	$(612,295)	--	--	--	--	$(90,651)
Myron Holubiak	2024	--	--	--	--	--	--	--
Former PEO	2023	--	--	--	--	--	--	--
	2022	$521,643	$(612,295)	--	--	--	--	$(90,651)

(4)	Represents the average of the amounts reported for our NEOs as a group (excluding our PEO and our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above or the Summary Compensation Table included in our definitive proxy statement filed with the SEC on December 22, 2022 or January 26, 2024, as applicable, which includes for 2024, Mr. Bartushak and Mr. Holubiak, for 2023, Mr. Holubiak and Dr. Czuczman, and for 2022, Mr. Bartushak and Dr. Czuczman (the “Non-PEO NEOs”).

(5)	Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	$1,966,551	$(1,345,788)	$(1,236,638)	$(615,875)
2023	$1,382,438	$(776,125)	$2,147,029	$2,753,342
2022	$848,424	$(308,982)	$(133,663)	$405,779

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	$129,186	$(1,360,463)	--	$(5,361)	--	--	$(1,236,638)
2023	$2,475,862	$(330,700)	--	$1,867	--	--	$2,147,029
2022	$240,758	$(374,422)	--	--	--	--	$(133,663)

(6)	TSR is cumulative for the measurement periods beginning on September 30, 2021 and ending on September 30 for each of 2024, 2023 and 2022, respectively, calculated by dividing the difference between our Company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid in 2022, 2023 or 2024.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented. Consequently, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. In 2022 and 2023, our net income (loss) remained generally flat and net (loss) increased between 2023 and 2024, whereas the compensation actually paid for both our PEO and non-PEO NEOs increased between 2022 and 2023 and decreased between 2023 and 2024.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to our Non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, as described in more detail above in the section “Narrative to Summary Compensation Table – Cash Bonuses” part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain other criteria as described above under “Employment and Other Contracts.” Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Employment Agreements

Leonard Mazur

On October 19, 2017, the Company and Leonard L. Mazur, the Company’s Executive Chairman and Secretary of the Company’s Board of Directors, entered into an Amended and Restated Employment Agreement (the “Mazur Employment Agreement”) with the following terms:

Compensation and Benefits. In exchange for his services with the Company, Mr. Mazur is entitled to an annual salary of $250,000, subject to later adjustment by the Board of Directors, and will be eligible for an annual bonus of up to 50% of his annual salary. Mr. Mazur’s bonus will be based on his attainment of certain financial, clinical development and business milestones, as established annually by the Board. Mr. Mazur will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

On November 20, 2020, the Company’s Compensation Committee approved an increase to Mr. Mazur’s annual salary to $375,000, effective January 1, 2021. Mr. Mazur’s annual salary was increased to $400,000, effective August 1, 2021. This increase was made upon the recommendation of FW Cook. Effective October 1, 2022, Mr. Mazur’s salary was increased to $475,000 in recognition of his duties as Chief Executive Officer, which position he assumed on May 1, 2022.

Term and Termination. The Mazur Employment Agreement had an initial three-year initial term that ended on October 19, 2020, but which automatically renews for additional one-year terms unless terminated by the Company or by Mr. Mazur. Pursuant to this provision, the Mazur Employment Agreement has been extended for an additional one-year period, most recently on October 19, 2024. If the Company terminates Mr. Mazur’s employment for Cause or if Mr. Mazur resigns without Good Reason (as such terms are defined in the Mazur Employment Agreement), he will be entitled only to payment of his accrued compensation as of such date. If the Company terminates Mr. Mazur’s employment without Cause or Mr. Mazur resigns for Good Reason, then conditioned upon Mr. Mazur executing a release following such termination, Mr. Mazur will continue to receive his annual salary and certain benefits for a period of 12 months following the effective date of the termination of his employment. In addition, the portion of Mr. Mazur’s unvested options to purchase shares of the Company’s common stock that would have vested at the next immediate vesting event following his termination date will vest and become immediately exercisable upon his termination date. In the event Mr. Mazur is terminated under either of these circumstances within 90 days prior to a Change of Control (as defined in the Mazur Employment Agreement) or within two years following a Change of Control, Mr. Mazur will receive a lump sum payment for 18 months’ salary, continue to receive benefits for a period of 18 months, and all of Mr. Mazur’s unvested Company stock options will vest and become immediately exercisable.

If Mr. Mazur’s employment is relieved during a period of Disability (as defined in the Mazur Employment Agreement), notwithstanding any removal or reassignment, he will continue to receive his full salary, subject to certain adjustments that may apply, for up to 90 consecutive days or 180 days in the aggregate during any consecutive 12-month period.

Appointment to Board of Directors. In connection with Mr. Mazur’s employment, the Company agrees to use its best efforts to cause Mr. Mazur to be elected as a member of the Board and to include him in management’s slate of nominees for election to the Board at every stockholders meeting during the term of the Mazur Employment Agreement at which Mr. Mazur’s term as a director would otherwise expire. In addition, Mr. Mazur agrees to accept election, and to serve during the term of the Mazur Employment Agreement, as a member of the Board without any compensation other than as specified in the Mazur Employment Agreement.

Covenants. The Mazur Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Mazur’s employment and for a period of nine months and 24 months, respectively, following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and return of Company property.

Myron Holubiak

On March 30, 2016, in connection with the merger by and among the Company, Citius LMB Acquisition Corp. and LMB, the Company’s Board of Directors appointed Myron Holubiak to serve as the Chief Executive Officer of the Company and entered into an Employment Agreement (the “Holubiak Employment Agreement”). The Holubiak Employment Agreement was amended and restated effective as of May 1, 2022, with the following terms:

Compensation and Benefits. In exchange for his services as Executive Vice Chairman of the Company, Mr. Holubiak is entitled to an annual salary of $450,000, subject to later adjustment by the Board of Directors, and will be eligible for an annual bonus of up to 50% of his annual salary. Mr. Holubiak’s bonus will be based on his attainment of certain financial, clinical development and business milestones, as established annually by the Board. Mr. Holubiak will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

Term and Termination. The Holubiak Employment Agreement had an 18-month initial term, and automatically renews for additional one-year terms unless terminated by the Company or by Mr. Holubiak. If the Company terminates Mr. Holubiak’s employment for Cause or if Mr. Holubiak resigns without Good Reason (as such terms are defined in the Holubiak Employment Agreement), he will be entitled only to payment of his accrued compensation as of such date. If Mr. Holubiak’s employment is terminated as a result of his Disability (as defined in the Holubiak Employment Agreement), if the Company terminates Mr. Holubiak’s employment without Cause or if Mr. Holubiak resigns for Good Reason, then conditioned upon Mr. Holubiak executing a release following such termination, Mr. Holubiak will continue to receive his annual salary and certain benefits for the remaining period of the then-current term or a period of six months following the effective date of the termination of his employment, whichever is longer. In the event Mr. Holubiak is terminated in connection with a Change of Control (as defined in the Holubiak Employment Agreement) or within six months following a Change of Control, Mr. Holubiak will receive a lump sum payment equal to his base salary due for the remainder of the then-current term, his full annual bonus, and continue to receive benefits for the remainder of the then-current term.

Covenants. The Holubiak Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Holubiak’s employment and for a period of 12 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and assignment of inventions.

Jaime Bartushak

On November 27, 2017, the Company’s Board of Directors appointed Jaime Bartushak to serve as the Chief Financial Officer of the Company and entered into an Employment Agreement (the “Bartushak Employment Agreement”). On May 1, 2022, Mr. Bartushak was appointed our Chief Business Officer. The Bartushak Employment Agreement has the following terms:

Compensation and Benefits. In exchange for his services with the Company, Mr. Bartushak is entitled to an annual base salary of $250,000 and will be eligible for an annual bonus of up to 40% of his annual salary. Mr. Bartushak’s bonus will be based on his attainment of certain financial, clinical development and business milestones, as established annually by the Board. Mr. Bartushak will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

On September 4, 2018, the Company’s Board of Directors approved an increase to Mr. Bartushak’s annual salary to $290,000 after receiving input from FW Cook, an independent compensation consultant with the increase being made effective October 1, 2018. On November 20, 2020, the Company’s Compensation Committee approved an increase to Mr. Bartushak’s annual salary to $300,000, effective January 1, 2021. Mr. Bartushak’s annual salary was increased to $325,000 effective August 1, 2021 after the Compensation Committee received input from FW Cook. Effective May 1, 2022, Mr. Bartushak’s annual salary was increased to $400,000 in recognition of his appointment as Chief Business Officer in addition to his duties as Chief Financial Officer.

Term and Termination. Under the Bartushak Employment Agreement, Mr. Bartushak’s employment will be at will and continue until terminated by either party. If the Company terminates Mr. Bartushak’s employment for Cause or if Mr. Bartushak resigns without Good Reason, he will be entitled only to payment of his accrued compensation as of such date. If the Company terminates Mr. Bartushak’s employment without Cause or Mr. Bartushak resigns for Good Reason, then conditioned upon Mr. Bartushak executing a release following such termination, Mr. Bartushak will continue to receive his annual salary and certain benefits for a period of 12 months following the effective date of the termination of his employment and his annual bonus prorated based on the date of termination. The definition of Good Reason includes any “Change in Control”, which is defined as including the sale of substantially all the assets of the Company, any merger, consolidation or acquisition of the Company by or into another party, entity or person, and or any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions.

Covenants. The Bartushak Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Bartushak’s employment and for a period of 12 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and assignment of inventions.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit and Risk Committee

The Audit and Risk Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2024, which were audited by Wolf & Company, P.C. (“Wolf”), an independent registered public accounting firm. The Audit and Risk Committee discussed with Wolf the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. The Audit and Risk Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit and Risk Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended September 30, 2024 were compatible with maintaining the independence of Wolf.

Based on the review and discussions referred to in the foregoing paragraph, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC.

Our Audit and Risk Committee is currently composed of the following three directors: Mr. McGrath (Chair), Mr. Dutia, and Mr. Smith. All are independent directors as defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and Section 10A-3 of the Exchange Act. The Board of Directors has determined that Messrs. McGrath and Dutia are each an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. Our Audit and Risk Committee operates under a written charter adopted by the Board, a copy of which is available under Investor Relations—Governance section of our website at www.citiuspharma.com.

Wolf has served as our auditor since 2014 and audited our consolidated financial statements for the years ended September 30, 2014 through September 30, 2024.

THE AUDIT AND RISK COMMITTEE

Dennis McGrath, Chair

Suren Dutia

Robert Smith

Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed for professional services rendered by our auditor, Wolf, an independent registered public accounting firm, for the audit of our financial statements as of and for the years ended September 30, 2024 and 2023, our filings with the SEC and other audit fees were $179,000 and $160,000, respectively.

Audit Related Fees

The aggregate audit related fees billed for professional services by Wolf for the years ended September 30, 2024 and 2023 were $92,000 and $3,000, respectively.

Tax Fees

The aggregate tax fees billed for professional services by Wolf for the years ended September 30, 2024 and 2023 were $27,800 and $24,000, respectively. Tax fees are for the preparation of federal and state income tax returns.

All Other Fees

No other fees were billed by or paid to Wolf during the years ended September 30, 2024 and 2023.

Pre-Approval Policies and Procedures of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

All fees reported above under the headings Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were approved by the Audit and Risk Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of Wolf in the conduct of its auditing functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, there were no transactions since October 1, 2022 to which Citius was or is a party in which:

●	the amount involved exceeded or exceeds the lesser of (i) $120,000 and (ii) one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Warrant Extension

On September 25, 2024, we extend the term by one year to September 27, 2025, for an aggregate of 111,732 warrants with an exercise price of $19.25 per share of common stock. The warrants are held by Leonard Mazur, the Company’s Chief Executive Officer and Chairman of the Board of Directors, and Myron Holubiak, the Company’s Executive Vice President and a member of the Board of Directors, and were originally issued in September 2019 in an underwritten at-the-market offering (the “2019 Offering”) conducted by H. C. Wainwright & Co., LLC (“Wainwright”). Mr. Mazur and Mr. Holubiak participated in the offering on the same basis as all other investors. Additionally, 7,774 warrants with an exercise price of $27.97 per share issued in connection with the 2019 Offering were extended by one year to September 27, 2025. The underwriter warrants are held by certain representatives of Wainwright or their assignees. There are no other warrants remaining outstanding from the 2019 Offering and if such warrants were to be fully exercised, we would receive approximately $2.4 million in cash proceeds.

In both of August 2023 and August 2024, we extended the term by one year to August 14, 2024 and August 14, 2025, respectively, for an aggregate of 156,863 warrants with an exercise price of $28.75 per share of common stock. The warrants are held by Mr. Mazur and Mr. Holubiak, and were originally issued in August 2018 in a private placement conducted simultaneously with a registered direct offering of shares of common stock (the “2018 Offering”) managed by Wainwright. Mr. Mazur and Mr. Holubiak participated in the private placement on the same basis as all other investors. Additionally, 7,576 placement agent warrants with an exercise price of $39.84 per share issued in connection with the 2018 Offering were extended in one-year increments to August 8, 2024 and then to August 8, 2025. Such placement agent warrants are held by certain representatives of Wainwright. There are no other warrants remaining outstanding from the 2018 Offering and if such warrants are fully exercised, we would receive $4,811,680 in cash proceeds.

On April 3, 2024, we extended the term by one year to April 5, 2025 for warrants to purchase 51,780 shares of common stock with an exercise price of $35.50 per share of common stock. The warrants are held by Mr. Mazur and Myron Holubiak and were originally issued in April 2019 in a registered direct offering of common stock managed by Wainwright. Mr. Mazur and Mr. Holubiak participated in the offering on the same basis as all other investors. Additionally, 9,605 placement agent warrants with an exercise price of $48.28 per share issued in connection with the registered direct offering were extended by one-year to April 5, 2025. These warrants are held by certain representatives of Wainwright. The terms of the warrants were previously extended in April 2021 to April 5, 2024. If these warrants are fully exercised, we would receive approximately $2.3 million in cash proceeds.

The related party transactions have been adjusted to reflect the Reverse Stock Split.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit and Risk Committee charter, the Audit and Risk Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Ethics and Business Conduct available under the Investors—Governance—Governance Documents section of our website at www.citiuspharma.com.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding our Company’s business to the Board of Directors in care of our Corporate Secretary at our principal executive offices located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. The Secretary will forward all such communications to the addressee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC and applicable Nevada law. We have not received any stockholder proposals for consideration at our 2026 Annual Meeting of Stockholders.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2026 Annual Meeting of stockholders, it must be delivered to our principal executive offices located at Corporate Secretary, Citius Pharmaceuticals, Inc., 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 by September 29, 2025; however, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the first anniversary of the 2025 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2026 Annual Meeting of stockholders.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. Under our bylaws, stockholder proposals to be considered at our next Annual Meeting, including nominees for director, must be received by us not more than 90 days and not less than 60 days before the Annual Meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act.

Eligible stockholders may include a candidate for election to our Board of Directors in our proxy statement for the next annual meeting in accordance with the “proxy access” provisions of our bylaws. Stockholder nominations for directors submitted for inclusion in our proxy statement must be received not less than 120 days (September 29, 2025) nor more than 150 days (August 30, 2025) in advance of the anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders, and must otherwise comply with all of the requirements of the bylaws. In addition to satisfying the foregoing requirements under the Company’s bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act within the timeframe set forth above and as described in the “proxy access” provisions of our bylaws.

Management’s proxy holders for the 2026 Annual Meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice prior to December 13, 2025.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 967-6677 or by mailing a request to 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the SEC is accessible free of charge on the SEC’s website at www.sec.gov. It contains audited financial statements covering the fiscal years ended September 30, 2024 and 2023. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 967-6677 or by mailing a request to our Corporate Secretary, 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. Please include your contact information with the request.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting, but if other matters properly come before the meeting, the persons named as proxies in the proxy will vote according to their best judgment. Stockholders are requested to vote promptly via the Internet, by telephone or by mail. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, if you wish. Otherwise, your proxy will be voted for you.

By Order of the Board of Directors

/s/ Leonard Mazur
Director, Chief Executive Officer and Chairman

DIRECTIONS TO CITIUS PHARMACEUTICALS, INC.

2025 ANNUAL MEETING

AT

11 COMMERCE DRIVE, FIRST FLOOR

CRANFORD, NEW JERSEY 07016

From New York City:

Any Hudson River Crossing to the New Jersey Turnpike South to Route 78 West. From Route 78 West take Exit 52, the Garden State Parkway South to Exit 136 (Linden, Roselle, and Winfield Park). Follow to Centennial Avenue and then Commerce Drive. 11 Commerce Drive is marked accordingly.

From North of Newark:

Take the Garden State Parkway South to Exit 136 (Linden, Roselle, and Winfield Park). Follow to Centennial Avenue and then Commerce Drive. 11 Commerce Drive is marked accordingly.

From South of Newark:

Take the Garden State Parkway North to Exit 136 (Linden, Roselle, and Winfield Park). Follow to Centennial Avenue and then Commerce Drive. 11 Commerce Drive is marked accordingly.

ANNEX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

CITIUS PHARMACEUTICALS, INC.

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

Pursuant to NRS 78.385 and 78.390 of the Nevada Revised Statutes, the undersigned corporation hereby submits this Certificate of Amendment to Articles of Incorporation for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is Citius Pharmaceuticals, Inc. (the “Corporation”).
2.	The following amendment to the Corporation’s Articles of Incorporation was adopted by the board of directors of the Corporation and by majority consent of the stockholders of the Corporation in the manner prescribed by applicable law.

Article FOURTH is hereby amended and restated to read in its entirety as follows:

“ The total number of shares of capital stock which may be issued by the Corporation is two hundred sixty million (260,000,000), of which two hundred fifty million (250,000,000) shares shall be common stock of the par value of $0.001 per shares (the “Common Stock”) and ten million (10,000,000) shares shall be preferred stock of the par value of $0.001 per share (the “Preferred Stock”), which Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. All shares of the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.”

3.	The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was [●].

4.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation, have voted in favor of the amendment is [●]%.

5.	These Articles of Amendment will be effective upon filing.

This the [●] day of [●] 2025.

CITIUS PHARMACEUTICALS, INC.

Leonard Mazur

A-1

V60983-P22647

CITIUS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
March 10, 2025 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Leonard Mazur and Myron Holubiak, or either of them, as proxies, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CITIUS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EST on March 10, 2025 at the Company's headquarters at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

CITIUS PHARMACEUTICALS, INC.
11 COMMERCE DRIVE, 1ST FLOOR
CRANFORD, NJ 07016

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on March 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on March 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60982-P22647 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CITIUS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect seven directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Myron Holubiak
02) Leonard Mazur
03) Suren Dutia
04) Carol Webb
05) Dr. Eugene Holuka
06) Dennis M. McGrath
07) Robert Smith

The Board of Directors recommends that you vote FOR Proposals 2 and 3.

The Board of Directors recommends that you vote FOR Proposals 4 and 5.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date